EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Mercari Communications Group, Ltd. (the “Company”) on Form 10-K for the year ended May 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott Mathis, as Principal Executive Officer, and Maria I. Echevarria, as Principal Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott L. Mathis
Scott L. Mathis
Chief Executive Officer (Principal Executive Officer)
Date: September 14, 2016

/s/ Maria I. Echevarria
Maria I. Echevarria
Chief Financial Officer (Principal Financial Officer)
Date: September 14, 2016

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.